C&F FINANCIAL CORPORATION
       AMENDED AND RESTATED DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN
                               AUTHORIZATION CARD

           I hereby appoint the Plan Administrator, American Stock Transfer & Trust Co., as my agent under the terms and conditions of the Amended and Restated Dividend Reinvestment and Stock Purchase Plan (the "Plan") and authorize C&F Financial Corporation (the "Company") to pay to the Plan Administrator and the Plan Administrator to receive all or part, as indicated below, the cash dividends on my shares of Company Common Stock, and any optional cash investment made by the undersigned, and to purchase shares of Company Common Stock under the terms and conditions set forth in the Prospectus that accompanies this authorization card. I understand that I may terminate my participation in the Plan at any time by notifying the Plan Administrator in writing.

      [ ] FULL DIVIDEND INVESTMENT - to have cash dividends on all registered shares of common stock automatically invested and to have the option of investing additional amounts by making cash payments.

      [ ] PARTIAL DIVIDEND INVESTMENT - to have cash dividends on _____ shares of common stock (PLEASE INDICATE NUMBER OF SHARES) automatically invested and continue to receive cash dividends on the remaining share balance, and to have the option of investing additional amounts by making cash payments.

      [ ] OPTIONAL CASH INVESTMENT - Enclosed is a check or money order for my optional cash payment of $____________ (minimum $100, maximum $1,000 in any month to be invested in Company Common Stock under the Plan). Checks should be paid to: Plan Administrator, American Stock Transfer & Trust Company.

           I acknowledge receipt of the Plan Prospectus and agree to be bound by the terms and conditions of the Plan.
    Date: ______________,

    --------------------------------      -------------------------------------
    --------------------------------      -------------------------------------
    Print Shareholder(s) Name(s)               Shareholder(s) Signature(s)
                                          (Sign exactly as your shares are
                                                       registered)
    (      )
    --------------------------------      -------------------------------------
    Telephone Number
           *** IMPORTANT: SEE REVERSE FOR AUTOMATIC MONTHLY DEDUCTION OPTION *** AMERICAN STOCK TRANSFER & TRUST COMPANY, Attn: Dividend Reinvestment
                                 Department, 40
                  Wall Street, 46th Floor, New York, New York,
                                      10005


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         COMPLETE THIS PART ONLY IF YOU WANT AUTOMATIC MONTHLY DEDUCTION
I (We) hereby authorize American Stock Transfer & Trust Company to make monthly automatic transfers of funds from the checking or savings account in the amount stated below. This monthly deduction will be used to purchase C&F Financial Corporation shares for deposit into my (our) C&F Financial Corporation Amended and Restated Dividend Reinvestment and Stock Purchase Plan account.

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Signature(s) ____________________________________________________               -------------------------------------------------

Date ____________________________________________________________               Daytime Phone Number  (   )
                                                                                                      ---------------------------
1.  Indicate the Type of Account:  Checking or Savings.                         5.    Print the ABA number (Bank Number) from your
                                                                                      check or savings deposit slip.
2.  Print the complete Bank Account Number                                      6.    Print the amount of the automatic monthly
                                                                                      deduction. Indicate the monthly amount to be
                                                                                      transferred from your account. The minimum is
3.  Print the name on Bank Account as it appears on your bank statement.              $100 and the maximum is $1,000 per month from
                                                                                      your checking or savings to purchase C&F's
4.  Print the complete name of your financial institution,                            shares.
    including the branch address.

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FILL IN THE INFORMATION BELOW FOR SHARE PURCHASES USING AUTOMATIC MONTHLY
DEDUCTION. Please print all items.

1.  Type of Account:   Checking    Savings     4.
                                                  ------------------------------
                                                  Financial Institution

2.  --------------------------------------        -----------------------------
    Bank Account Number                           Branch Name

3.  --------------------------------------        -----------------------------
    Name on Bank Account                          Branch Street Address

    PLEASE VERIFY ITEMS 2 AND 5 WITH
    YOUR BANK BEFORE SUBMITTING THIS FORM.        -----------------------------
    PLEASE ENCLOSE A COPY OF A VOIDED CHECK
    OR SAVINGS DEPOSIT SLIP TO VERIFY BANKING     Branch City, State and Zip
    INFORMATION.                                  Code

                                               5. -----------------------------
                                                  ABA Number

                                               6. $
                                                  ------------------------------
                                                  Monthly Amount Debited